Exhibit 10.5
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AMENDED AND RESTATED MASTER SERVICES AGREEMENT
This Master Services Agreement, dated as of June 29, 2009 (the “Effective Date”), is between Cadila Pharmaceuticals Limited, a company incorporated under the laws of India having its registered office at “Cadila Corporate Campus, Sarkhej — Dholka Road, Bhat, Ahmedabad-382210, Gujarat, India (“Cadila”), and Novavax, Inc., a Delaware corporation having its principal place of business at 9920 Belward Campus Drive, Rockville, Maryland, 20850, United States (“Novavax”).
1. Description of Services.
     1.1 General. This Master Services Agreement contemplates that Novavax may request various services from Cadila from time to time in the areas of biologics research, preclinical development, clinical development, process development and manufacturing scale up and general manufacturing related services in India, and that the provision of such periodic services by Cadila shall be governed by this Agreement.
     1.2 Project Plans.
Novavax shall request services from Cadila by means of one or more written Services Requests, which shall set forth a description of the desired services, timeline for completion, and any other information that Novavax believes is relevant to the requested services. Novavax and Cadila will confer as necessary for Cadila to understand the details of the requested services. Cadila shall promptly respond to Novavax with a Project Estimate that sets forth an estimated cost and timeline for the requested services. Novavax has visited the Cadila Campus in Ahmedabad, completed its desired due diligence of Cadila personnel and facilities, and determined that Cadila is capable of performing the desired services at the required level of performance. Novavax may request minor changes to the performance of each project by Cadila from time to time. Novavax may also consider other service providers for the desired services. Novavax will remit the initial Services Request within sixty (60) days of execution of this Agreement. The Project Plans as may be approved by the parties will be attached hereto as Exhibit A (Project Plans) forming part of this Agreement within sixty (60) days of Cadila’s receipt of the initial Service Request.
Novavax shall issue Services Requests to Cadila and Cadila shall then promptly prepare a detailed draft Project Plan that describes the services, cost and payment schedule based on fully loaded actual costs (including escalated costs, if any) plus [* * *], timelines, primary contacts, scheduled teleconferences and meetings, and deliverables. Novavax and Cadila will then work together to finalize the Project Plan for approval and final agreement by both the parties. In addition, if the services require the use of tangible research materials (e.g., biological or chemical material) provided by Novavax, the Project Plan shall contain a description of such materials, delivery arrangements, timelines, and special treatment instructions (if any). Each Project Plan shall become effective after execution by both parties. The services described in each executed

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Project Plan shall be defined as “Services” under this Agreement. Each Project Plan shall constitute an addendum to this Agreement, and shall therefore be governed by and incorporated into the terms of this Agreement.
Cadila will assign a qualified Project Manager to each Project Plan who shall be named in the Project Plan. The Project Manager will coordinate performance of the Project Plan and all communication between Cadila and Novavax regarding the Project Plan.
2. Performance by Cadila.
Cadila shall diligently perform the Services according to the applicable Project Plan using commercially reasonable efforts. Novavax shall timely provide Cadila with any materials specified in the applicable Project Plan and shall timely furnish Cadila with any information or additional materials as reasonably requested by Cadila for the performance of the Services. Cadila shall not be responsible for any delays caused by Novavax. If Novavax delays a Project Plan or desires to reschedule a Project Plan, Cadila will use good faith efforts to accommodate the needs of Novavax, but makes no commitment to commence or complete the Services under the Project Plan on the original schedule. Cadila shall conduct the Services in a professional manner consistent with applicable industry standards and consistent with all applicable Indian laws and regulations and United States federal Food and Drug Administration regulations, including Good Laboratory Practices (GLP), Good Manufacturing Practices (GMP) and Good Clinical Practices (GCP).
3. Records and Reports.
Cadila shall prepare and maintain complete and accurate records containing all results generated by Cadila in the performance of the Services (the “Project Results”). Cadila shall meet with Novavax by teleconference and furnish Novavax with interim reports of the Project Results periodically as provided in the applicable Project Plan, or as otherwise agreed by the parties. After the Services are completed under a Project Plan, Cadila shall provide Novavax with a final report on the Project Results in accordance with the requirements of the applicable Project Plan.
4. Payment by Novavax; Guaranty of Services.
Novavax shall pay to Cadila the costs of the Services in accordance with the fees on the schedule set forth in the applicable Project Plan. All amounts shall be due and payable within thirty (30) days after invoice by Cadila. All payments shall be made in US dollars unless otherwise agreed by the parties. If the actual costs of the Services under a Project Plan exceed the estimated costs as included in the Project Plan, then Novavax shall pay the actual costs; provided, however, that Cadila shall not incur nor invoice any costs in excess of [* * *] of the estimated cost in the Project Plan without the prior written consent of Novavax. If any amount payable under this Agreement is not paid when due and payable, Cadila reserves the right, without prejudice to its other rights and remedies, to charge interest on such amount at the rate of [* * *] per annum. In

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addition, Cadila may suspend its performance of the Services under all Project Plans if any amounts due and payable by Novavax have not been timely paid.
It is the intent of the parties that, during the first three years of the term of this Agreement (the “Services Period”), Novavax will have engaged Cadila to perform Services hereunder that will in the aggregate equal $2.0 million in fees paid to Cadila. If, at the end of the Services Period, the Services Amount (defined below) does not equal or exceed $2.0 million, then Novavax shall pay Cadila an amount (the “Final Amount”) equal to the sum of (a) the portion of the Shortfall Amount that is less than or equal to $2.0 million, plus (b) the product of fifty percent (50%) times the portion, if any, of the Shortfall Amount that exceeds $2.0 million. For purposes of this Section 4 and Section 9.2, “Services Amount” equals the sum of (A) the amounts paid under all Project Plans, and (B) amounts to be paid under executed Project Plans if the Services under such Project Plans are completed as provided therein, and (C) any amounts that would have been paid for services under a reasonable Service Request provided to Cadila under this Agreement, which Service Request (i) concerns legitimate products or projects within Novavax’s scope of its own business and (ii) involves services that Cadila is reasonably able to provide within its scope of resources and expertise, but for the fact that Cadila exercised its right not to prepare a Project Estimate or agree to a Project Plan reasonably offered to Cadila by Novavax containing terms substantially consistent with those contained in Cadila’s Project Estimate therefor (which amounts shall be reasonably determined based on amounts that would be reasonably charged for such services had Cadila actually provided a Project Estimate and the parties had entered into a Project Plan therefor); and “Shortfall Amount” equals the difference between $2.0 million and the Services Amount.
5. Ownership of Work Product.
     5.1 Disclosures. Cadila will promptly notify Novavax of any invention, discovery, improvement, formula, know-how, design, process or technique, whether patentable or not, which is conceived or reduced to practice by Cadila in the course of Cadila’s performance of Services.
     5.2 Novavax Ownership. Except as set forth in Section 5.3, Novavax shall have sole ownership of all right, title, and interest in and to all (a) Project Results, and (b) inventions, discoveries, improvements, formulas, know-how, designs, processes and techniques, whether or not patentable, patent rights, copyrights, and any other intellectual property rights (all the foregoing, collectively, “IP Rights”) directed or specific to Novavax’s VLP vaccines, Novavax’s VLP platform or the particular products or programs of Novavax described in the Project Plan (“Novavax Technology”) conceived or reduced to practice by Cadila in the course of performance of the Services, and (c) IP Rights directed or specific to Novavax Technology conceived or reduced to practice jointly by Cadila and Novavax in the course of performance of the Services (collectively, the “Novavax IP Rights”). Cadila hereby assigns, transfers, and conveys to Novavax all right, title, and interest in the Novavax IP Rights (subject, as applicable, to the license granted by Novavax to the joint venture to be formed under the Amended and Restated Joint Venture Agreement dated June 29, 2009, as may be amended from time to time, between Novavax and Cadila). Cadila further agrees to execute any documents and

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to provide Novavax with any other assistance that is reasonably necessary for Novavax to perfect and enjoy its rights under this Section.
     5.3 Cadila Ownership; Non-Exclusive License. Novavax acknowledges that, in the course of providing Services, Cadila (solely or jointly with Novavax) may conceive of, or reduce to practice, IP Rights in the course of performance of the Services that are not directed to or specific to the Novavax Technology, including, without limitation, any improvements to Cadila’s existing technologies or capabilities (collectively, “Cadila IP Rights”). Therefore, notwithstanding the provisions of Section 5.2, Cadila shall have sole ownership of all Cadila IP Rights. Novavax hereby assigns, transfers, and conveys to Cadila all right, title, and interest in Cadila IP Rights. Novavax further agrees to execute any documents and to provide Cadila with any other assistance that is reasonably necessary for Cadila to perfect and enjoy its rights under this Section. Cadila hereby grants to Novavax a fully paid, nonexclusive right and license to use any Cadila IP Rights in connection with the research, development, manufacture and sale of Novavax vaccine products anywhere in the world. Except as expressly provided herein, Cadila retains all of its rights, title and interest in, to and under its intellectual property, technology and other assets, and no transfer of ownership or license is provided hereunder with respect thereto (by implication or otherwise), except as expressly provided for herein.
6. Confidential Information.
     6.1 “Confidential Information” means any confidential or proprietary information furnished by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with any Services Request or Project Plan or otherwise in connection with the performance of Services hereunder, any information within the Project Results and any Novavax IP Rights and any Cadila Improvements and Cadila IP Rights. All information within the Project Results, other than Cadila Improvements and Cadila IP Rights, shall be the Confidential Information of Novavax and Novavax shall be deemed the Disclosing Party with respect to such information. All information relating to Cadila Improvements and Cadila IP Rights shall be the Confidential Information of Cadila and Cadila shall be deemed the Disclosing Party with respect to such information. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, product or technical data or specifications, testing methods, and research and development activities and results.
     6.2 Restrictions. During the term of this Agreement and thereafter for a period of ten (10) years, the Receiving Party shall (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes of this Agreement; (ii) use all Confidential Information solely for the purposes of this Agreement (or any other agreements entered into by the parties); and (iii) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary to fulfill the purposes of this Agreement, with all such reproductions being considered Confidential Information.

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     6.3 Exceptions. The obligations of the Receiving Party under Section 6.2 above shall not apply to the extent that the Receiving Party can demonstrate by written records that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; or (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information. The parties shall be permitted to disclose Confidential Information if such information is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure and the party who wishes to disclose the Confidential Information under this provision shall have cooperated with the Disclosing Party to seek to avoid or limit the disclosure or to obtain confidential treatment of its disclosure.
     6.4 Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, or earlier at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party (unless and to the extent continued use thereof is expressly authorized by another agreement entered into by the parties), except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.
7. Proprietary Materials.
     7.1 “Proprietary Materials” shall mean any tangible chemical, biological, or physical research materials furnished by Novavax to Cadila in connection with this Agreement. Proprietary Materials shall also include other materials derived by Cadila in the performance of Services hereunder from the original materials, including without limitation any progeny derived from a cell line and substances routinely purified from any source material included in the original materials. Except as expressly provided herein, Novavax retains all of its rights, title and interest in, to and under the Proprietary Materials, and no transfer of ownership or license is provided hereunder with respect thereto (by implication or otherwise), except as expressly provided for herein.
     7.2 Limited Use. Cadila shall (and shall have the right to) use Proprietary Materials solely for the purpose of providing the Services as requested by Novavax.

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     7.3 Limited Disposition. Cadila shall not transfer or distribute any Proprietary Materials to any third party without the prior written consent of Novavax.
     7.4 Return of Proprietary Materials. Upon the termination of this Agreement, or earlier at the request of Novavax, Cadila shall at the instruction of Novavax either destroy or return any unused Proprietary Materials that remain in its possession. If materials are destroyed, Cadila shall provide Novavax with a certificate of an officer of Cadila as to such destruction.
     7.5 Cadila represents and warrants that it will follow any reasonable instructions, directions, or protocols from Novavax regarding the Proprietary Materials specified by Novavax in any Project Plan hereunder and Cadila will not administer or allow or facilitate administration of any such Proprietary Materials to any human unless expressly directed or permitted to do so (including in any Project Plan).
8. Term and Termination.
     8.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years, unless earlier terminated as provided in this Article.
     8.2 Termination for Breach. In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within thirty (30) days after receiving written notice thereof (which notice must contain a reasonably detailed description of the alleged breach with appropriate supporting documentation), the other party may terminate this Agreement effectively immediately without additional notice. If Novavax terminates this Agreement for breach by Cadila, then Novavax’ obligation to pay the Final Amount shall also terminate. To the extent that Cadila disagrees with Novavax’s position that Cadila is in breach or did not adequately cure such breach, then the dispute resolution provisions of Sections 9.6 and 9.7 will apply to resolutions of that disagreement to determine whether or not Novavax has a right to terminate under this Section 8.2.
     8.3 Voluntary Termination of this Agreement. After the third anniversary of this Agreement, either party may terminate this Agreement for any reason upon ninety (90) days written notice to the other party; provided, however, that if Novavax terminates this Agreement before the end of the Services Period, then the effective date of the termination shall be considered the end of the Services Period and Novavax shall pay any Final Amount that may be due.
     8.4 Effect of Termination. Any termination of this Agreement shall trigger a termination of any ongoing Services and Project Plans, unless the parties specifically provide otherwise. In the event of termination of this Agreement, Cadila shall, to the extent practicable, immediately cease work on all Project Plans and use reasonable efforts to wind down the services thereunder as cost effectively as possible, unless otherwise instructed by Novavax. Cadila shall send a final invoice to Novavax for work performed and for any non-cancellable or non-refundable commitments. Cadila shall use commercially reasonable efforts to mitigate costs. After Cadila receives the full final payment, Cadila will transfer to Novavax the Project

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Results as of the termination date, but Cadila shall have no obligation to deliver a final report or to organize, interpret, or analyze any of the Project Results if such work is not already completed.
     8.5 Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 5, 6, and 7; Sections 9.6, 9.7, 9.8, 9.9, and 9.10.
     8.6 Termination of Project Plans. Novavax may terminate one or more Project Plans, rather than the entire Agreement, upon ninety (90) days written notice to Cadila. In such event, (a) any unpaid amounts under such Project Plan shall be excluded from calculation of the Final Amount under Section 4 (i.e., no such unpaid amounts shall be subtracted from the $5.5 million in calculating the Final Amount), and (b) Cadila will use reasonable efforts to wind down the Services under the Project Plan(s) that were terminated as cost-effectively as possible unless otherwise instructed by Novavax. Cadila shall send a final invoice to Novavax for work performed and for any non-cancellable or non-refundable commitments. Cadila shall use commercially reasonable efforts to mitigate costs. After Cadila receives the full final payment, Cadila will transfer to Novavax the Project Results as of the termination date, but Cadila shall have no obligation to deliver a final report or to organize, interpret, or analyze any of the Project Results if such work is not already completed.
9. Miscellaneous.
     9.1 Independent Contractor. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. This Agreement shall not be deemed to create a joint venture or partnership between the parties. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for in this Agreement or authorized in writing by the other party.
     9.2 Force Majeure. Neither party will be responsible for delays or failures in performance resulting from causes beyond the reasonable control of such party (except for any delay or failure to pay amounts due hereunder), including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed. Either party shall have the right to immediately terminate this Agreement should such force majeure event continue for more than ninety (90) days. If, at the time of such a termination, the Services Amount (defined in Section 4) does not equal or exceed a pro rata portion of $5.5 million (taking into consideration the time between the effective date of this Agreement and such termination versus the three year Service Period (the “Pro Rata Amount”)) plus $2.0 million, then Novavax shall pay Cadila an amount (the “FM Final Amount”) equal to the sum of (a) the portion of the FM Shortfall Amount that is less than or equal to $2.0 million, plus (b) the product of fifty percent (50%) times the portion, if any, of the FM Shortfall Amount that exceeds $2.0 million. For purposes of this

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Section 9.2, “FM Shortfall Amount” equals the difference between the Pro Rata Amount and the Services Amount.
     9.3 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.
     9.4 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that a party may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.
     9.5 Amendment. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by authorized representatives of both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
     9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of India, irrespective of any conflicts of law principles. The U.N. Convention on the Sale of Goods shall not apply to this Agreement.
     9.7 Arbitration. The parties recognize that disputes as to certain matters may from time to time arise during the course of performance of this Agreement. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.
     (a) The parties will refer any dispute, controversy or claim under, arising out of or relating to the validity, construction, enforceability or performance of this Agreement to the most senior management of each party who will attempt in good faith to resolve the dispute.
     (b) After senior management of the parties have attempted in good faith to resolve the dispute, and resolution is not obtained within thirty (30) days of either’s party’s referral of such dispute to senior management, either party may initiate resolution of any dispute, controversy or claim only by final binding arbitration administered by the International Chamber of Commerce (“ICC”) and in accordance with the provisions of the ICC Rules of Arbitration (or such other reputable arbitration organization as the parties may mutually agree in writing). Any such arbitration will be conducted in Singapore, in the English language.
     (c) Notwithstanding anything to the contrary in this Section 9.7, either party has the right to seek temporary injunctive relief or any other equitable remedy (collectively, the “Equitable Claims”) in any court of competent jurisdiction as may be available to such party under the laws applicable to such jurisdiction.

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     (d) The arbitration will be presided over by one arbitrator mutually agreed to by the parties. If the parties are unable to agree to a single arbitrator, then there will be three arbitrators, one chosen by Cadila, one chosen by Novavax and the third chosen by the first two arbitrators..
     (e) The substantive laws of India will govern the resolution of all disputes, controversies and claims under, arising out of or relating to the validity, construction, enforceability or performance of this agreement and any related remedies.
     (f) Each party will abide by any arbitral award rendered pursuant to this Section 9.7. If a party resists enforcement of an arbitral award, any costs, fees or taxes incident to enforcement will be charged against that party to the extent permitted by law. Each part will bear its own legal fees for arbitration, and the arbitrator(s) will assess their costs, fees and expenses against the party losing the arbitration.
     9.8 Notices. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by recognized international overnight courier, confirmed facsimile transmission, or confirmed electronic mail. All notices under this Agreement shall be deemed effective upon receipt. The parties will designate their respective contact information below, which information is subject to change immediately upon written notice to the other party in the manner provided in this Section.
     9.9 Indemnification; Insurance.
Cadila shall indemnify, defend, and hold harmless Novavax and its affiliates, directors, officers, employees, and agents against any and all losses, costs, expenses, and damages, including but not limited to reasonable attorneys fees and costs of investigation, arising out of any third party suit, action or proceeding and attributable to the negligence or willful misconduct of Cadila or arising out of Cadila’s failure to perform the Services in compliance with the terms and conditions of this Agreement.
Novavax shall indemnify, defend, and hold harmless Cadila and its affiliates, directors, officers, employees, and agents against any and all losses, costs, expenses, and damages, including but not limited to reasonable attorneys fees and costs of investigation, arising out of any third party suit, action or proceeding and attributable to the negligence or willful misconduct of Novavax in connection with its obligations under this Agreement or to the use, development, manufacture or commercialization by or for Novavax or any licensee of any Novavax IP Rights, or any products or services utilizing or covered by the same.
Any party seeking indemnification under this Agreement shall provide prompt written notice to the indemnifying party identifying the claim or potential claim giving rise to the indemnification; provided that failure to provide such notice shall not remove the obligation to indemnify unless and to the extent such failure prejudices the indemnifying party. The indemnifying party shall have the right to assume the defense of any claims that are the subject of indemnification at its expense, provided that if there are defenses available to the indemnified party in conflict with the

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indemnifying party’s defense, then the indemnified party may retain its own counsel at the indemnifying party’s expense. No party shall settle or compromise any claim for which indemnification has been requested without the prior approval of the other party.
Each party shall secure and maintain in full force and effect throughout the performance of each Project Plan policies of general liability, product liability and other insurance having policy limits, deductibles and other terms appropriate to the conduct of the Services and the party’s business and to cover the liability that could arise under this Agreement and this Section 9.9 specifically.
     9.10 Warranties.
Each of Cadila and Novavax represents and warrants that (a) they each shall use commercially reasonable efforts to perform their respective obligations under this Agreement, and (b) the execution, delivery and performance of this Agreement has been duly authorized and, upon execution and delivery, will be enforceable against Cadila or Novavax, as the case may be, in accordance with the terms and conditions of this Agreement. Moreover, Cadila will comply with all applicable Indian laws and regulations and the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, including GLP, GMP and GCP, in its performance of Services hereunder.
Novavax represents and warrants that the execution, delivery and performance of this Agreement has been duly authorized and, upon execution and delivery, will be enforceable against Novavax in accordance with its terms.
Except as expressly set forth herein, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, OR ANY WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.
     9.11 Limitation of Liability. In no event shall either party, including its employees, agents, or representatives, be liable for any consequential, incidental, special, exemplary, or punitive damages, including any loss of profit, business, or goodwill. This limitation shall apply regardless of whether such liability arises from a claim based upon contract, warranty, tort, or any other theory of liability (including negligence).
     9.12 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.
     9.13 Integration. This Agreement, the Project Plans and all Exhibits attached hereto constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

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     9.14 Use of Names. Neither party shall use the name of the other party or the names of the employees of the other party in any advertising or sales promotional material or in any publication without the prior written permission of such party.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

NOVAVAX, INC.		CADILA PHARMACEUTICALS LIMITED

By:	/s/ Rahul Singhvi	By:	/s/ Rajiv I. Modi
Name:	Dr. Rahul Singhvi	Name:	Dr. Rajiv I. Modi
Title:	President and CEO	Title:	Managing Director
[Signature Page to Amended and Restated Master Services Agreement]

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EXHIBIT A
PROJECT PLANS
[Project Plans, upon approval by the parties as set forth in Section 1.2, will be attached hereto as Exhibit A documents and become incorporated into the Agreement]